SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE DEF14A INFORMATION

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FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

NOTICE OF ANNUAL MEETING OF BENEFICIARIES
TO BE HELD ON APRIL 15, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Beneficiaries (the "Meeting") of FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS (the "Trust"), an Ohio business trust, will be held at The Hilton Long Island/Huntington, 598 Broad Hollow Road, Melville, New York 11747 on Thursday, April 15, 2004 at 2:00 P.M., to consider and act upon the following:

1.	To elect two Class II Trustees;

2.	To ratify the selection of Deloitte & Touche LLP as independent auditors of the Trust for the 2004 fiscal year;

3.	To consider an amendment to the Trust's Declaration of Trust to eliminate staggered terms for the Trustees;

4.	To consider an amendment to the Trust's Declaration of Trust to modify the provision relating to business activities of Trustees;

5.	To consider an amendment to the Trust's Declaration of Trust to eliminate the necessity of obtaining an appraisal prior to the Trust purchasing any real property; and

6.	To consider and act upon such other matters as may properly come before the Meeting or any adjournment thereof.

Only holders of common shares of beneficial interests ("Beneficiaries") of record at the close of business on March 1, 2004 shall be entitled to receive notice of, and to vote at, the Meeting, and at any adjournment or adjournments thereof.

All Beneficiaries are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy, which is solicited by the Board of Trustees of the Trust, and mail it promptly in the enclosed envelope to make sure that your shares in the Trust are represented at the Meeting. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

By order of the Board of Trustees,
Carolyn B. Tiffany Secretary

Boston, Massachusetts
March 15, 2004

IMPORTANT: The prompt return of proxies will ensure that your shares will be voted. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

PROXY STATEMENT
ANNUAL MEETING OF BENEFICIARIES
APRIL 15, 2004

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board") of FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS (the "Trust"), an Ohio business trust, to be voted at the Annual Meeting of Beneficiaries of the Trust (the "Meeting") which will be held at The Hilton Long Island/Huntington, 598 Broad Hollow Road, Melville, New York 11747, on Thursday, April 15, 2004 at 2:00 P.M., and at any adjournment or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Beneficiaries and in this Proxy Statement.

A Proxy, in the accompanying form, which is properly executed, duly returned to the Trust and not revoked, will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted (i) FOR the election, as Class II Trustees, of persons who have been nominated by the Board, (ii) FOR the ratification of the selection of Deloitte & Touche LLP as independent auditors to audit and report upon the consolidated financial statements of the Trust for the 2004 fiscal year, (iii) FOR the amendment to the Trust's Declaration of Trust to eliminate the staggered terms for the Trustees, (iv) FOR the amendment to the Trust's Declaration of Trust to modify the provisions thereof relating to business activities of Trustees, (v) FOR the amendment to the Trust's Declaration of Trust to eliminate the provision thereof requiring the Board to obtain an appraisal prior to investing in any real property, and (vi) in accordance with the judgment of the person or persons voting the proxies on any other matter that may be properly brought before the Meeting. Each such Proxy granted may be revoked at any time thereafter by writing to the Secretary of the Trust prior to the Meeting, or by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.

The principal executive offices of the Trust are located at 7 Bulfinch Place, Suite 500, Boston, MA 02114. The approximate date on which this Proxy Statement and the accompanying Proxy will be first sent or given to Beneficiaries is March 15, 2004.

Holders of record of the common interests of beneficial interest, par value $1.00 per share (the "Common Shares"), of the Trust at the close of business on March 1, 2004 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting or any adjournment or adjournments thereof. On the Record Date, there were issued and outstanding 31,058,913 Common Shares. There was no other class of voting securities outstanding at the Record Date. Each holder of Common Shares (each a "Beneficiary" and collectively, "Beneficiaries") is entitled to one vote for each Common Share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding Common Shares is necessary to constitute a quorum at the Meeting. Votes cast by proxy or in person at the Meeting will be counted by the person appointed by the Trust to act as inspector of election for the Meeting. The two nominees for election as Class II Trustees who receive the greatest number of votes properly cast for the election of Trustees shall be elected Trustees. The affirmative vote of a majority of the votes in attendance at the Meeting (at which a quorum is present), present in person or represented by proxy, that are properly cast is necessary to approve the actions described in Proposal No. 2 below. The affirmative vote of at least 70% of the number of shares of Common Shares outstanding on the Record Date that are properly cast is necessary to approve the action described in Proposal No. 3 below. The affirmative vote of a majority of the number of shares of Common Shares outstanding on the Record Date that are properly cast is necessary to approve the actions described in Proposals No. 4 and 5 below. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the Meeting for quorum purposes but broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to Beneficiaries. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

PROPOSAL NO. 1 – ELECTION OF TRUSTEES

Pursuant to the Trust's Declaration of Trust, the Board is divided into three classes, as equal in number as possible, with respect to the term for which they hold office and that the number of trustees constituting the Board of Trustees shall from time to time be fixed and determined by a vote of a majority of the Common Shares. The Board of Trustees is now comprised of six members, with two members in each class, who, unless the proposal set forth below under Proposal No. 3 is adopted, shall serve until the end of each respective three-year term, or until their successors are duly elected and qualified. The Board of Trustees has nominated (i) Bruce R. Berkowitz and Arthur N. Queler for re-election to Class II. Unless the proposal set forth under Proposal No. 3 to eliminate the staggered terms for the Trustees is approved, in which case all of the Trustees' terms will expire at the next annual meeting of Beneficiaries, each Class II Trustee's term will expire at the 2007 annual meeting of Beneficiaries; each Class III Trustee's term expires at the 2005 annual meeting of Beneficiaries; and each Class I Trustee's term expires at the 2006 annual meeting of Beneficiaries.

If Proposal No. 1 is approved, Messrs. Berkowitz and Queler will be elected as Class II Trustees for a term of three years, expiring at the 2007 annual meeting of Beneficiaries, and until their respective successors are elected and shall qualify to serve. However, if the proposal set forth below under Proposal No. 3 is approved, Messrs. Berkowitz and Queler's term will expire at the at the next annual meeting of Beneficiaries. Further, as more fully described under Proposal No. 4 below, if the proposal set forth in Proposal No. 4 below is approved, Mr. Queler has notified the Board that he plans to resign from the Board and it is expected that Michael L. Ashner, the Chief Executive Officer of the Trust, will be elected to the Board to fill the vacancy created by Mr. Queler's resignation. Also, if the proposal set forth under Proposal No. 4 is not adopted, Mr. Berkowitz has notified the Trust that due to holdings of certain investment entities that he manages, he may be required to resign from the Board) as he may be in violation of the existing provision of the Declaration of Trust).

The members of the Board on the date of this proxy statement, and the committees of the Board on which they serve, are identified below.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Bruce R. Berkowitz*		X	X
Arthur Blasberg, Jr.*	X	X	X
Talton Embry*	X	X	X
Howard Goldberg*	X	X	X
Neil Koenig
Arthur N. Queler

*	Independent Trustees as determined by the Nominating and Corporate Governance Committee in accordance with Sections 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock Exchange.

Set forth below is the business experience of, and certain other information regarding, the Trustees.

Name and month and year first became a Trustee of the Trust	Age	Principal Occupation during the past Five Years
CLASS I-Term Expiring at the 2006 Annual Meeting of Beneficiaries
Arthur Blasberg, Jr. December 2003	76	Mr. Blasberg's activities for the past five years include appointment by the Superior Court in Massachusetts to serve as a receiver of various businesses (including real estate investment companies), as a special master and as the trustee of a trust holding undeveloped land and a trust whose main asset was a limited partnership interest in a cogeneration plant. Mr. Blasberg serves as a director of several private companies and previously served as the receiver and liquidating trustee of The March Trust, Inc., a real estate investment firm which acted as the general partner and/or limited partner in over 250 limited partnerships. Mr. Blasberg is an attorney admitted to practice in the Commonwealth of Massachusetts and previously served for five years in the general counsel's office of the Securities and Exchange Commission. Mr. Blasberg is a director and serves on the audit committee of each of Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc., three public real estate investment trusts.
Talton Embry September 2000	57	Mr. Embry has been the Chairman of Magten Asset Management Corp. ("Magten"), a private investment management company, since 1998. Mr. Embry has been associated with Magten in various capacities since 1978. Mr. Embry is also a director of Imperial Parking Corporation and Orbimage, Inc.
CLASS III-Term Expiring at the 2005 Annual Meeting of Beneficiaries
Howard Goldberg December 2003	58	Mr. Goldberg has been a private investor and has provided consulting services to start-up companies since 1999. Mr. Goldberg presently serves as a part-time consultant to Laser Lock Technologies, Inc., a company in the security and advertising business, performing duties consistent with that of a chief operating officer. From 1994 through 1998, Mr. Goldberg served as President and Chief Executive Officer of Player's International, a public company in the gaming business, prior to its being sold to Harrah's Entertainment Inc. In addition, from 1995 to 2000, Mr. Goldberg served on the board of directors of Imall Inc., a public company that provided on-line shopping and which was ultimately sold to Excite-at-Home. Mr. Goldberg has a law degree from New York University and was previously the managing partner of a large New Jersey law firm. Mr. Goldberg is a director and serves on the audit committee of each of Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc., three public real estate investment trusts. Mr. Goldberg also sits on the Advisory Board of WinWin, a company specializing in foreign charitable lotteries.

Name and month and year first became a Trustee of the Trust	Age	Principal Occupation during the past Five Years
Neil Koenig(1) June 2003	53	Mr. Koenig has over 25 years of finance experience in the real estate industry. Mr. Koenig is a partner at Imowitz Koenig & Co., LLP, a certified public accounting and consulting firm, which was formed in 1980. Mr. Koenig has acted in various capacities for numerous real estate finance ventures, both in an internal and external capacity and currently oversees an accounting and consulting practice for real estate clients with a portfolio value in excess of $5 billion. In addition, Mr. Koenig acted as Interim Chief Executive Officer from June 2003 through December 2003 and Interim Chief Financial Officer of the Trust during 2003. Mr. Koenig also acts as the part-time Chief Financial Officer and is a member of the Board of Directors of Orthometrix, Inc., a public company which manufacturers and distributes medical and fitness related equipment.
CLASS II-Term Expiring at the 2007 Annual Meeting of Beneficiaries
Bruce R. Berkowitz. December 2000	45	Mr. Berkowitz has been the Managing Member of Fairholme Capital Management, L.L.C., a registered investment adviser, since June 1997 and President and Director of Fairholme Funds, Inc., a registered investment company under the Investment Company Act of 1940, since December 1999. Since December 2001, Mr. Berkowitz has also been a Director and Deputy Chairman of Olympus Re Holdings, Ltd. and Olympus Reinsurance Company, Ltd., both of Bermuda. Mr. Berkowitz is a director of Safety Insurance Group, Inc., a publicly held property and casualty insurer. He served as a Managing Director of Smith Barney, Inc., a subsidiary of The Travelers Inc., a diversified financial services holding company, from 1995 to May 1997.
Arthur N. Queler(1) December 2003	57	Mr. Queler has been a private investor since 1996. From 1991 to 1996, Mr. Queler was the Chief Financial Officer and principal in National Property Investors, Inc., a real estate company, with interests in over 100 real properties consisting of multi-family apartments, office buildings, shopping centers and hotels.

(1)	If the proposal set forth under Proposal No. 4 is adopted, Messrs. Koenig and Queler have indicated that they will resign from the Board, and it is expected that Michael L. Ashner, the Chief Executive Officer of the Trust, and Peter Braverman, the Executive Vice President of the Trust, will be elected to fill such vacancies. See "Executive Officers" below for biographical information on Messrs. Ashner and Braverman.

It is the policy of the Board to have all members of the Board in attendance at the Annual Meeting of Beneficiaries, or if unavailable to attend in person, to make arrangement, if possible, to participate by telephone or video conference.

Background

As you are aware, the Trust's proposed merger with Gotham Partners was terminated on June 25, 2003. Thereafter, on November 26, 2003, the Trust entered into a Stock Purchase Agreement with FUR Investors, LLC ("FUR Investors"), an entity controlled by Michael L. Ashner, pursuant to which the Trust agreed to sell to FUR Investors a minimum of 5,000,000 and a maximum of 5,185,724 newly issued common shares at a price of $2.60 per share. As part of the transaction, FUR Investors was required to, and did, commence a tender offer to purchase up to 5,000,000 Common Shares, at a price of $2.30 per share. Upon consummation of the tender offer, on December 31, 2003, FUR Investors acquired 5,000,000 Common Shares pursuant to the tender offer at a price of $2.30 per share and purchased an additional 5,000,000 newly issued Common Shares pursuant to the terms of the Stock

Purchase Agreement for a price of $2.60 per share. As a result of these purchases, FUR Investors acquired a total of 10,000,000 of the outstanding Common Shares representing 32.2% of the total outstanding Common Shares.

In connection with the transactions contemplated by the Stock Purchase Agreement, (i) Michael L. Ashner was appointed as the Chief Executive Officer of the Trust, (ii) the Trust entered into an Advisory Agreement with FUR Advisors, LLC ("FUR Advisors"), an affiliate of FUR Investors, pursuant to which FUR Advisors is to provide asset management and other services to the Trust, (iii) Mr. Ashner entered into an Exclusivity Agreement pursuant to which Mr. Ashner agreed that so long as he is the Chief Executive Officer of the Trust, substantially all real estate related transactions of which he becomes aware and which are not related to assets presently held by one of his affiliates must first be offered to the Trust, and (iv) FUR Investors entered into a covenants agreement as described below. In addition, Daniel J. Altobello and Jeffrey Citrin resigned as members of the Board of Trustees, and three new trustees were appointed to the Board of Trustees.

Pursuant to the terms of the covenants agreement, FUR Investors agreed that until the later of the time when (i) Michael L. Ashner is no longer serving as either Chairman or Chief Executive Officer of the Trust and (ii) Mr. Ashner, FUR Investors or other affiliates of Mr. Ashner (the "Ashner affiliates") are no longer beneficial owners of at least 10% of the outstanding Common Shares:

•	FUR Investors will not propose, and will vote all of its Common Shares against, any action which would impair the Trust's status as a real estate investment trust unless a majority of independent trustees then in office determine that it would be in the Trust's best interest to do so;

•	FUR Investors will not take any affirmative action which would cause the Common Shares to cease to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, except as approved by a majority of the independent trustees;

•	FUR Investors will not take any action which would cause the Common Shares to cease to be listed for trading on a major stock exchange, except as approved by a majority of the independent trustees;

•	So long as the Trust has 300 or more Beneficiaries, FUR Investors will not take any affirmative action which would cause the Trust to fail to comply with the corporate governance provisions applicable to a listed company including, in all cases, Section 303A of the listing standards of the New York Stock Exchange (whether or not such rule would otherwise apply to the Trust) except as otherwise approved by a majority of independent trustees.

•	FUR Investors will not take any action to amend the provisions of Section 11.13 of the Trust's Declaration of Trust, which requires all transactions between the Trust and the Trust's officers, trustees or advisor (or their affiliates) to be approved by a majority of the board, including a majority of the independent trustees; and

•	FUR Investors, Mr. Ashner and all Ashner affiliates will vote all their Common Shares in proportion to the votes cast by other holders of Common Shares at any meeting of Beneficiaries with respect to any proposal by such persons or any trustee of the Trust affiliated with such persons relating to a transaction in which FUR Investors, Mr. Ashner or any Ashner affiliate have an economic interest. This restriction will not apply, however, to (i) certain amendments to the Declaration of Trust, (ii) the election to the Board of up to two nominees designated by FUR Investors, (iii) any election of qualified independent Trustees and (iv) any transaction approved and recommended by a majority of the independent trustees, if a majority of the independent trustees has determined that FUR Investors, Mr. Ashner and any Ashner affiliate may vote their common shares in such manner as FUR Investors, Mr. Ashner and any Ashner affiliate determines.

Board Meetings and Committees

During 2003, the Board met or acted through written consent 27 times. Each Trustee attended all of the meetings except that current Trustees Messrs. Embry and Berkowitz, and former Trustees, Messrs. Altobello and Citrin, each missed one meeting.

The Trust's By-laws give the Board the authority to delegate its powers to a committee appointed by the Board. All committees are required to conduct meetings and take action in accordance with the directions of the Board and the provisions of the Trust's By-laws. The Board has appointed three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Certain of the committees' principal functions are described below.

Audit Committee

The Audit Committee:

•	reviews annual and quarterly consolidated financial statements with the Trust's management and independent auditors;

•	recommends the appointment and reviews the performance, independence, and fees of the Trust's independent auditors and the professional services they provide;

•	oversees the Trust's system of internal accounting controls and the internal audit function; and

•	discharges such other responsibilities specified in the listing standards of the New York Stock Exchange for audit committees.

On January 8, 2004, Messrs. Blasberg, Embry and Goldberg, independent Trustees of the Trust, were nominated as members of the Audit Committee. The Board has determined that Mr. Blasberg is an "audit committee financial expert" as defined in Item 401(h)(2) of Regulation S-K. Although Messrs. Blasberg and Goldberg serve as members of the Audit Committee for each of Shelbourne Properties I, Inc, Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc., the Board has determined that their serving on such committees will not have a negative impact on their ability to serve on the Board's Audit Committee as each of the Shelbourne entities is presently being liquidated.

The Board has adopted a written charter for the Trust's Audit Committee, which is attached hereto as Appendix A to this Proxy Statement. The prior Audit Committee, which consisted of Messrs. Berkowitz and Embry and former Trustee, Mr. Altobello, held five meetings during the 2003 fiscal year. On March 4, 2004, the Audit Committee met with the independent auditors of the Trust to discuss the Trust's 2003 combined financial statements.

For further information with respect to the Audit Committee, see "AUDIT COMMITTEE REPORT" which beings on page 11 of this Proxy Statement.

Compensation Committee

The Compensation Committee:

•	recommends to the Board the compensation policies and arrangements for the Trust's officers and advisors and affiliates;

•	ensures appropriate oversight of the Trust's executive compensation programs and human resources policies;

•	will, as appropriate, report to Beneficiaries on the Trust's executive compensation policies and programs; and

•	discharges such other responsibilities specified in the listing standards of the New York Stock Exchange for compensation committees.

On January 8, 2004, Messrs. Berkowitz, Blasberg, Embry and Goldberg, independent Trustees of the Trust, were nominated as members of the Compensation Committee. The Compensation Committee held no meetings during the 2003 fiscal year.

For further information with respect to the Compensation Committee, see "COMPENSATION COMMITTEE REPORT" which begins on page 13 of this Proxy Statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee:

•	reviews the qualifications of current and potential Trustees including determining whether they are "independent" under the listing standards of the New York Stock Exchange;

•	reviews each Trustee's continued service on the Board;

•	reviews outside activities of Board members and resolves any issue of possible conflict of interest;

•	considers nominees for trustees of the Trust submitted in writing to the Chairman of the Nominating Committee (along with other information submitted in accordance with the Trust's By-laws and Declaration of Trust), which are submitted by executive officers of the Trust, current Trustees, search firms engaged by the Nominating Committee, if any, by others in its discretion and, nominees for trustee proposed by a Beneficiary in accordance with the terms of the Trust's By-laws and Declaration of Trust;

•	considers proposals submitted by Beneficiaries for inclusion in the Trust's Annual General Meeting proxy statement if they are submitted in writing to the Chairman of the Nominating Committee at the principal address of the Trust in accordance with the provisions of the Trust's By-laws and Declaration of Trust and so long as the submitting Beneficiary meets the qualifications and complies with the procedures provided in the proxy rules of the Securities and Exchange Commission. All such proposals shall be accompanied by information with respect to the submitting shareholder sufficient for the committee to determine whether such qualifications are met;

•	reviews any other Beneficiary communications intended for management of the Trust or the Board of Trustees or an individual Trustee and the Nominating Committee shall determine, in its discretion, considering the identity of the submitting Beneficiary and the materiality and appropriateness of the communication, whether, and to whom within the Trust, to forward the communication;

•	recommends nominations for members of the Board;

•	reviews and assesses the adequacy of the Audit Committee's and Compensation Committee's charters; and

•	discharges such other responsibilities specified in the listing standards of the New York Stock Exchange for nominating and corporate governance committees.

On January 8, 2004, Messrs. Berkowitz, Blasberg, Embry and Goldberg, independent Trustees of the Trust, were nominated as members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held no meetings during the 2003 fiscal year.

For further information with respect to the Nominating and Corporate Governance Committee, see "NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT" which beings on page 14 of this Proxy Statement.

Executive Officers

For calendar year 2003, the Trust had only one officer, Neil Koenig. Effective December 31, 2003, Mr. Michael L. Ashner was appointed as the Chief Executive Officer and President of the Trust and Mr. Koenig resigned. In addition, on January 8, 2004, the Board elected additional officers of the Trust. All officers serve at the discretion of the Board. Set forth below is certain information regarding the executive officers and certain other officers of the Trust at March 1, 2004:

Name	Age	Current Position
Michael L. Ashner	51	Chief Executive Officer and President
Peter Braverman	52	Executive Vice President
Carolyn Tiffany	37	Chief Operating Officer and Secretary
Thomas Staples	48	Chief Financial Officer

Mr. Ashner has been the Chief Executive Officer and President of the Trust since December 31, 2003. Mr. Ashner serves as the Chief Executive Officer of Winthrop Financial Associates, A Limited Partnership and its affiliates ("WFA"), a position he has held since January 1996, as well as the Chief Executive Officer of Newkirk MLP Corp., the manager of the general partner of The Newkirk Master Limited Partnership ("Newkirk"). Both WFA and Newkirk are real estate companies with over $2 billion in assets owned and/or managed. Since August 2002, Mr. Ashner has also served as the Chief Executive Officer of Shelbourne Properties I, Inc ("Shelbourne I"), Shelbourne Properties II, Inc. ("Shelbourne II") and Shelbourne Properties III, Inc. ("Shelbourne III"), three separate publicly traded real estate investment trusts listed on the American Stock Exchange that are currently liquidating. Since 1981, Mr. Ashner has been Chairman of Exeter Capital Corporation, a firm that has organized and administered real estate limited partnerships. Since August 2001, Mr. Ashner has also served as Chief Executive Officer of AP-Fairfield GP, LLC, the general partner of Fairfield Inn By Marriott Limited Partnership, an entity that owns and operates 46 Fairfield Inns. Mr. Ashner also currently serves on the Boards of Directors of the following publicly traded companies: Greate Bay Hotel and Casino Inc., a hotel and casino operator, Shelbourne I, Shelbourne II and Shelbourne III, and NBTY Inc., a manufacturer, marketer and retailer of nutritional supplements.

Mr. Braverman has been the Executive Vice President of the Trust since January 8, 2004. Mr. Braverman has served as the Executive Vice President of WFA since January 1996. Mr. Braverman also serves as the Executive Vice President of Shelbourne I, Shelbourne II and Shelbourne III and Newkirk. Mr. Braverman has also served as the Executive Vice President of AP-Fairfield GP, LLC since August 2001. Mr. Braverman also currently serves on the Board of Director of each of Shelbourne I, Shelbourne II and Shelbourne III.

Ms. Tiffany has been the Chief Operating Officer and Secretary of the Trust since January 8, 2004. Since December 1997, Ms. Tiffany has served as the Chief Operating Officer of WFA. Ms. Tiffany also serves as Vice President, Treasurer, Secretary and Chief Financial Officer of Shelbourne Properties I, II and III. In addition, Ms. Tiffany is the Chief Operating Officer of Newkirk and has also been Chief Operating Officer of AP-Fairfield GP, LLC since August 2001.

Mr. Staples has been the Chief Financial Officer of the Trust since January 8, 2004. Mr. Staples, has been with WFA since 1995 and has served as its Chief Financial Officer since January 1999. Mr. Staples is also the Chief Financial Officer of Newkirk. Since August 2002, Mr. Staples has also served as Assistant Treasurer of Shelbourne Properties I, II and III. He also serves as Chief Financial Officer and Treasurer of AP-Fairfield GP, LLC. Mr. Staples is a certified public accountant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 15, 2004 (except as otherwise indicated) regarding the ownership of Common Shares by (i) each person who is known to the Trust to be the beneficial owner of more than 5% of the outstanding shares of Common Shares, (ii) each Trustee and nominee for Trustee, (iii) each executive officer named in the Summary Compensation Table contained herein, and (iv) all current executive officers and Trustees of the Trust as a group. Except as otherwise indicated, each such Beneficiary has sole voting and investment power with respect to the shares beneficially owned by such Beneficiary.

Name and Address of Beneficial Owner	Position with the Trust	Amount and Nature of Beneficial Ownership(1)		Percent of Class
FUR Investors, LLC FUR Holdings LLC WEM-FUR Investors LLC 100 Jericho Quadrangle Suite 214 Jericho, NY 11753	—	10,000,000	(3)	32.2%
Michael L. Ashner(2)	President and Chief Executive Officer	10,000,000	(4)	32.2%
Bruce R. Berkowitz Fairholme Capital Management 51 John F. Kennedy Parkway Short Hills, NJ 07078	Trustee	273,784	(5)	*
Arthur Blasberg, Jr. c/o Sullivan & Worcester LLP One Post Office Square Boston, Massachusetts 02109	Trustee	55,000		*
Peter Braverman(2)	Executive Vice President	(6)		(6)
Talton Embry Magten Asset Management Corp. 410 Park Avenue 14th Floor New York, New York 10022	Trustee	1,329,902	(7)	4.28%
Howard Goldberg 117 Cheltenham Avenue Linwood, New Jersey 08221	Trustee	40,900		*
Neil Koenig Imowitz Koenig Co. LLP 125 Park Avenue New York, New York 10017	Trustee	11,000		*
Arthur N. Queler 710 Knapp Drive Santa Barbara, California 93108	Trustee	0		0
Thomas Staples(9)	Chief Financial Officer	(6)		(6)

Name and Address of Beneficial Owner	Position with the Trust	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Carolyn Tiffany(9)	Chief Operating Officer and Secretary	(6)	(6)
All Trustees and executive officers as a group		11,710,586	37.70%
Kensington Investment Group, Inc.(7) 4 Orinda Way Suite 200-C Orinda, California 94563	—	4,072,100	13.11%

*	Less than 1%
(1)	Unless otherwise indicated, shares are beneficially owned by indicated holder.
(2)	The address for each of Mr. Ashner and Mr. Braverman is 100 Jericho Quadrangle, Suite 214, Jericho, NY 11753
(3)	Based upon information contained in Amendment No. 1 to Schedule 13D as filed by FUR Investors with the Securities and Exchange Commission on January 7, 2004.
(4)	Comprised of shares owned by FUR Investors. Mr. Ashner is the managing member of WEM-FUR Investors LLC, the managing member of FUR Holdings, LLC, the sole member of FUR Investors. As such, Mr. Ashner may be deemed to beneficially own all shares owned by Investors.
(5)	Mr. Berkowitz directly owns 36,600 shares of Common Shares and 237,184 shares of Common Shares are held by Fairholme Ventures II, L.L.C., an entity in which Mr. Berkowitz is the managing member. In addition, an additional 268,375 shares are held in investment accounts of clients of Fairholme Capital Management, L.L.C., a registered investment advisor and affiliate of Mr. Berkowitz. Mr. Berkowitz has disavowed management and supervision responsibility for the shares owned by clients of the advisor and therefore does not beneficially own such shares.
(6)	Mr. Braverman, Mr. Staples and Ms. Tiffany are members of WEM-FUR Investors LLC, the managing member of FUR Holdings, LLC, the sole member of FUR Investors. Accordingly, Mr. Braverman, Mr. Staples and Ms. Tiffany have an indirect pecuniary interest in approximately 246,000, 120,000 and 160,000 of the shares of Common Shares owned by FUR Investors. However, Mr. Braverman, Mr. Staples and Ms. Tiffany do not exercise investment control over the shares held by FUR Investors. Accordingly, Mr. Braverman, Mr. Staples and Ms. Tiffany are not deemed to beneficially own any of such shares under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended.
(7)	The number of shares reported is owned beneficially by discretionary accounts managed by Mr. Embry. Mr. Embry disclaims any beneficial ownership of any such securities reported herein for purposes of Section 16 or for any other purposes.
(8)	Information is derived from the 13-G filing by Kensington Investment Group, Inc. with the Securities and Exchange Commission on January 21, 2004.
(9)	The address for each of Mr. Staples and Ms. Tiffany is 7 Bulfinch Place, Suite 500, Boston, MA 02114.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Trust's executive officers, Trustees and persons who beneficially own greater than 10% of a registered class of the Trust's equity securities to file certain reports ("Section 16 Reports") with the Securities and Exchange Commission with respect to ownership and changes in ownership of the Common Shares and other equity securities of the Trust. Based solely on the Trust's review of the Section 16 Reports furnished to the Trust and written representations from certain reporting persons, all Section 16(a) requirements applicable to its officers, Trustees and greater than 10% beneficial owners have been complied with.

EXECUTIVE COMPENSATION

The current executive officers receive no remuneration from the Trust. From June 2003 through December 2003, Neil Koenig served as the Interim Chief Executive Officer of the Trust and from January 1, 2003 to December 31, 2003, served as Interim Chief Financial Officer. In such capacities, Mr. Koenig received remuneration directly from the Trust as indicated in the following table:

			Annual Compensation		Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation	Restricted Stock Award(s)	Securities Underlying Options/ SARs (#)	LTIP Payouts	All Other Compen- sation
		($)	($)	($)	($)		($)	($)
Neil Koenig(1) Interim CEO and Interim CFO	2003	$60,000	—	—	—	100,000	—	(2)

(1)	Mr. Koenig served as the Interim Chief Financial Officer of the Trust for all of 2003 and was appointed Interim Chief Executive Officer in June 2003. Mr. Koenig was compensated $5,000 per month in such capacities.
(2)	Mr. Koenig also received $15,000 in connection with his serving as a Trustee. In addition, Real Estate Systems Implementations Group, LLC, an entity in which Mr. Koenig is the managing member, received remuneration for providing asset management and accounting services to the Trust. See "Compensation Committee Interlocks and Insider Participation" below.

Effective December 31, 2003, the Trust entered into an advisory agreement with FUR Advisors, an entity in which the executive officers have an equity interest. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" on page 19 of this Proxy Statement for information relating to the fees paid under the terms of the advisory agreement.

Option Grants in Fiscal 2003

The Trust has a 1999 Long Term Incentive Performance Plan pursuant to which the Board may, in its discretion, grant options exercisable for Common Shares. None of the current executive officers of the Trust were granted options during the year ended December 31, 2003. During the year ended December 31, 2003, the prior Board granted the following options:

Name	Number of Options Granted	% of Total Options Granted to Employees in fiscal year	Exercise Price ($/Share)	Expiration Date	Potential Per Share Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%

Neil Koenig	100,000	100%	2.23	12/16/13	$3.63	$5.78

Compensation of Trustees

During the calendar year 2003, the Trust's non-employee Trustees, Bruce Berkowitz, Talton Embry, and Daniel Altobello each received $28,500 and Jeffrey Citrin $27,000 for their services as Trustees. In addition, Neil Koenig, the Trust's interim Chief Executive Officer received $15,000 for serving as a Trustee during 2003. The Trust's current non-employee Trustees, Messrs. Berkowitz, Blasberg, Embry, Goldberg, Koenig and Queler will receive $30,000 annually for their services as Trustees. In addition, each member of the audit committee will receive $500 for each committee meeting they attend. Trustees of the Trust who are also officers of the Trust receive no additional compensation for serving on the Board. However, all Trustees are reimbursed for travel expenses and other out-of-pocket expenses incurred in connection with their service on the Board.

Compensation Committee Interlocks and Insider Participation

Neil Koenig, the Interim Chief Executive Officer and Interim Chief Financial Officer during calendar 2003 and a Trustee of the Trust is the managing member of Real Estate Systems Implementations Group, LLC ("RE Systems"). During the years ended December 31, 2003, 2002 and 2001, RE Systems provided substantially all of the asset management, accounting and other services to the Trust. RE Systems received fees of $500,000, $500,000, and $600,000 from the Trust and First Union Management Inc. ("FUMI"), the Trust's wholly-owned subsidiary, for providing these services in each of 2003, 2002 and 2001, respectively.

AUDIT COMMITTEE REPORT

The following is the March 4, 2004 Audit Committee Report. The members of the Audit Committee on the date of such report were Arthur Blasberg, Jr., Talton Embry and Howard Goldberg.

The Audit Committee acts pursuant to the Audit Committee Charter, as revised in January 2004, a copy of which is attached to this proxy statement as Appendix A and can be obtained upon request from the Trust's Secretary and at the Trust's website (www.firstunion-reit.net).

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the accounting firm engaged as the Trust's independent auditors. Management is responsible for the Trust's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Trust's combined financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to oversee these processes.

In carrying out these responsibilities, the Audit Committee, among other things:

•	monitors preparation of quarterly and annual financial reports by the Trust's management;

•	supervises the relationship between the Trust and its independent auditors, including having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving non-audit services; and confirming the independence of the independent auditors; and

•	oversees management's implementation and maintenance of effective systems of internal and disclosure controls, including review of the Trust's policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Trust's internal auditing program.

During 2003, the Committee consisted of current Trustees Mr. Berkowitz and Mr. Embry and former Trustee Mr. Altobello. The Committee met five times during fiscal 2003. Effective January 8, 2004, the Committee was reconstituted and Messrs. Blasberg, Embry and Goldberg were appointed to the Audit Committee, all of whom are independent within the meaning of Section 303A.02 of the listing standards of the New York Stock Exchange.

The Committee discussed and reviewed with KPMG LLP, the Trust's independent auditors for 2003, all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of the Trust's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with KPMG LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from KPMG LLP to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), "Communication with Audit Committees". With and without management present, the Committee discussed and reviewed the results of the independent auditors' examination of the Trust's financial statements for the year ended December 31, 2003.

Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representations of management, and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of

Directors include the audited combined financial statements in the Trust's Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission. The Audit Committee believes that it has satisfied its responsibilities under its charter.

For the Trust's 2004 fiscal year, the Audit Committee recommended Deloitte & Touche LLP for approval by the Board after it solicited bids from three of the big 4 accounting firms including KPMG LLP (the Trust's auditors for 2003), reviewed the bids and met with representatives of each firm that submitted a bid. KPMG LLP advised the Trust that they elected not to submit a bid.

Members of the Audit Committee
Arthur Blasberg, Jr. Talton Embry Howard Goldberg

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is the February 27, 2004 Compensation Committee Report on Executive Compensation. The members of the Compensation Committee on the date of such report were Bruce Berkowitz, Arthur Blasberg, Jr., Talton Embry and Howard Goldberg.

The Compensation Committee acts pursuant to the Compensation Committee Charter and is comprised of four members who were independent within the meaning of Section 303A.02 of the listing standards of the New York Stock Exchange. A copy of the Compensation Committee Charter is available upon request from the Trust's Secretary and at the Trust's website (www.firstunion-reit.net).

Executive Compensation Principles

During 2003, the Interim Chief Executive Officer and Interim Chief Financial Officer received $5,000 per month for serving in such capacities. During 2003, all other persons providing services to the Trust commensurate with that of executive officers were not compensated directly by the Trust but received remuneration from their employment with Real Estate Systems Implementations Group, LLC ("RE Systems"). Effective December 31, 2003, the Trust entered into an Advisory Agreement with FUR Advisors to provide substantially all asset management, accounting and investor services for the Trust. In light of the entering into of the Advisory Agreement with FUR Advisors, it is not anticipated that the Trust will become responsible for the payment of any remuneration to its executive officers. If the Trust were to retain its executive officers directly, the Compensation Committee would, in making its compensation recommendations to the Board consider (1) the potential holding periods of the Trust's assets, (2) the number of assets owned by the Trust, (3) the business plan with respect to such assets, the amount of asset management required with respect to the assets, (4) the overall investment prospects of the Trust and short and long-term business plan of the Trust, and (5) with respect to a specific executive officer, such officer's specific responsibilities, experience and overall performance.

Chief Executive Officer Compensation

For fiscal year 2003, Neil Koenig, the Trust's Interim Chief Executive Officer, received remuneration of $5,000 per month. The current executive officers have been, and so long as the Advisory Agreement is in effect, will continue to be, compensated by FUR Advisors, in each case, in their capacities as officers and employees of such company, rather than as executive officers of the Trust.

Policy with Respect to Qualifying Compensation for Deductibility

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a publicly held company, such as the Trust, will not be entitled to a Federal income tax deduction for compensation paid to the chief executive officer or any one of the other four most highly compensated officers of the Trust to the extent that compensation paid to such officer exceeds $1 million in any fiscal year, unless such compensation is subject to certain exceptions set forth in the Code for compensation that qualifies as performance based. If the Trust were to compensate its executive officers directly, the Board and the Compensation Committee would consider Section 162(m) in structuring compensation for the Trust's executive officers; however, the Board or the Compensation Committee may, where it deems appropriate, implement compensation arrangements that do not satisfy the exceptions to Section 162(m).

Members of the Compensation Committee Bruce Berkowitz Arthur Blasberg, Jr. Talton Embry Howard Goldberg

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT

The following is the February 27, 2004 Nominating and Corporate Governance Committee Report. The members of the Nominating and Corporate Governance Committee on the date of such report were Bruce Berkowitz, Arthur Blasberg, Jr., Talton Embry and Howard Goldberg.

The Nominating and Corporate Governance Committee acts pursuant to the Nominating and Corporate Governance Committee Charter and is comprised of four members who were independent within the meaning of Section 303A.02 of the listing standards of the New York Stock Exchange. A copy of the Nominating and Corporate Governance Committee Charter is available upon request from the Trust's Secretary and at the Trust's website (www.firstunion-reit.net).

Policy with Respect to Nominations for the Board

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and Beneficiaries. A Beneficiary who wishes to recommend a prospective nominee for the Board should notify the Trust's Secretary or any member of the Nominating and Corporate Governance Committee in writing with whatever supporting material the Beneficiary considers appropriate. The Nominating and Corporate Governance Committee will also consider whether to nominate any person nominated by a Beneficiary pursuant to the provisions of the Trust's Bylaws relating to Beneficiary nominations as described in "Beneficiary Proposals," below.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may gather additional information about the prospective nominee's background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee based on various criteria including:

•	the ability of the prospective nominee to represent the interests of the Beneficiaries and the Trust;

•	the prospective nominee's standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee's ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee's service on other public company boards; and

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent trustees, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

Policy with Respect to Beneficiary Communications

The Chairman of the Nominating and Corporate Governance Committee shall initially review all Beneficiary communications intended for management of the Trust or the Board of Trustees or an individual Trustee and the Chairman, or if the Chairman so elects, the Nominating and Corporate Governance Committee as a whole, shall determine, in its discretion, considering the identity of the submitting Beneficiary and the materiality and appropriateness of the communication, whether, and to whom within the Trust, to forward the communication.

Policy with Respect to Independence of Trustees

Pursuant to the Committee's Charter, the Board undertook its annual review of director independence in February 2004. During this review, the Board considered transactions and relationships between each Trustee or any member of his or her immediate family and the Trust and its subsidiaries and affiliates, including those reported under "Certain Relationships and Related Transactions" below. The Board also examined transactions and relationships between Trustees or their affiliates and members of the Trust's senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the Trustee is independent. In connection with such review, the Committee received assurance from Mr. Embry that he had recused himself from all decisions relating to the Imperial Parking Corporation matters as he is a director of Imperial Parking Corporation. Mr. Embry further assured the Committee that if a situation arose where the Trust and Imperial Parking Corporation were in conflict, he would immediately resign from the board of Imperial Parking Corporation.

As a result of this review, the Board affirmatively determined that each of Messrs. Berkowitz, Blasberg, Embry and Goldberg are independent of the Trust and its management in accordance with Sections 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock Exchange. Mr. Koenig is not considered independent because of his acting as the Interim Chief Executive Officer of the Trust during 2003 and the level of compensation paid by the Trust to Real Estate Systems Implementations Group LLC, the entity that provided asset, accounting and other services to the Trust and in which Mr. Koenig is the managing member. See "Certain Relationships and Related Transactions" below. Mr. Queler is not considered independent because of his past business relationships with Mr. Ashner, the Trust's Chief Executive Office.

Policy with Respect to Committee Charter

The Nominating and Corporate Governance Committee shall review on an annual basis, or more frequently as it deems advisable, the charters of the Trust's Audit Committee, Compensation Committee and other committees of the Board. The Nominating and Corporate Governance Committee shall further review all amendments to any Committee charters prior to their adoption.

Code of Ethics

The Trust has adopted a Code of Ethics, which are applicable to all employees of the Trust as well as the Trustees, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics can be obtained upon request from the Trust's Secretary and at the Trust's website (www.firstunion-reit.net).

Members of the Nominating and Corporate Governance Committee Bruce Berkowitz Arthur Blasberg, Jr. Talton Embry Howard Goldberg

PROPOSAL NO. 2 – SELECTION OF INDEPENDENT AUDITORS

At the recommendation of the Audit Committee, the Board has selected Deloitte & Touche LLP to serve as independent auditors of the Trust for its fiscal year ending December 31, 2004. The Audit Committee recommended Deloitte & Touche LLP after it solicited bids from three big 4 accounting firms including KPMG LLP (the Trust's Auditors for the 2003 fiscal year). See "Audit Committee Report" above.

During the Trust's past two fiscal years, there were: (i) no disagreements with KPMG LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to KPMG LLP's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Trust's financial statements for such year; and (ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Although Beneficiary ratification of the Board's action in this respect is not required, the Board considers it desirable for Beneficiaries to pass upon the selection of independent auditors and, if the Beneficiaries disapprove of the selection, intends to consider other firms for selection as the independent auditors for the current fiscal year.

It is expected that representatives of KPMG LLP will be present either in person or by telephone conference at the Meeting.

Audit Fees.    The Trust paid fees charged by KPMG LLP for the fiscal years ended December 31, 2003 and 2002 of $125,750 and $135,200, respectively, for the audit of its annual financial statements and the review of the Trust's Form 10-Q for such fiscal years. In addition, in 2002 the Trust paid fees to KPMG LLP in the amount of $152,900 for services rendered in connection with SEC filings, and issuance of consents in connection with the Gotham Partners transaction.

Audit-Related Fees.    The Trust did not pay any fees to KPMG LLP for the fiscal years ended December 31, 2003 and 2002 for audit related fees.

Tax Fees.    The Trust paid fees charged by KPMG LLP for the fiscal years ended December 31, 2003 and 2002 of $2,500 and $5,400, respectively, for tax related fees.

All Other Fees.    The Trust did not pay any other fees to KPMG LLP for the fiscal years ended December 31, 2003 and 2002.

The Trust has a policy of requiring that the Audit Committee pre-approve all audit and non-audit services provided to the Trust by the auditor of its financial statements. During 2003, the Audit Committee approved all of the fees paid to KPMG LLP by the Trust.

PROPOSAL NO. 3 – AMENDMENT TO DECLARATION OF TRUST TO ELIMINATE STAGGERED TERMS FOR TRUSTEES

Pursuant to the Trust's Declaration of Trust, the Board is divided into three classes. As a result, Beneficiaries have the right to elect each class of Trustees once every three years. If the Board were not divided into three classes, all Trustees would be subject to Beneficiary election at each Annual Meeting of Beneficiaries. Because a staggered board provides for only one-third of the Trustees to be elected each year, it can have a negative impact on the ability of a third party to gain control of the Trust.

As a condition to the former Board granting a waiver to FUR Advisors to acquire up to 33% of the outstanding Common Shares, FUR Advisors agreed to request that the Board adopt an amendment to eliminate the staggered Board. In this regard, the Board has approved, subject to obtaining the consent of at least 70% of the Common Shares, an amendment to the Trust's Declaration of Trust to eliminate the staggered Board. In addition, the Board has adopted a further amendment to Section 8.1 of the Declaration of Trust to provide that the number of Trustees may be set by a vote of a majority of the then Trustees as well as a majority of the outstanding shares of Common Shares, as is presently provided.

Accordingly, your consent is sought to amend Section 8.1 of the Declaration of Trust to read in its entirety as follows:

"Section 8.1 Number of Trustees.

The number of Trustees shall be not less than three nor more than fifteen, as from time to time determined either by a majority of the Trustees then in office or at an annual or special meetings of the Beneficiaries by affirmative vote of the holders of a majority of the shares represented and entitled to vote at such meetings. Trustees shall be all of one class. A Trustee may be any individual (who is a citizen of the United States and not a minor) or an entity. Whenever there shall be a vacancy, until such a vacancy is filled, the continuing or surviving Trustee or Trustees then in office shall have all the powers granted to the Trustees and discharge all the duties imposed upon the Trustees by this Declaration. A majority of the Trustees shall not be affiliated with an adviser of the Trust or any organization affiliated with an adviser of the Trust. The term "majority of the Trustees" whenever used herein shall include one Trustee if only one Trustee is at the time in office regardless of the fixed number of trustees."

In order to adopt the foregoing amendment to the Declaration of Trust ("Proposal No. 3") holders of at least 70% of the outstanding Common Shares need to vote FOR this proposal on the enclosed Proxy Card. The Board of Trustees recommends that Beneficiaries vote FOR this proposal. The Board of Trustees, executive officers of the Trust and their affiliates, which collectively hold approximately 37.70% of the outstanding Common Shares have indicated that they intend to vote for Proposal No. 3.

If Proposal No. 3 is not approved by the requisite vote of Beneficiaries, the terms of the Trustees will continue to be staggered and Beneficiaries will vote annually for the applicable class of Trustees for such year.

PROPOSAL NO. 4 – AMENDMENT TO DECLARATION OF TRUST TO MODIFY RESTRICTIONS ON BUSINESS ACTIVITIES OF TRUSTEES

Pursuant to Section 8.10 of the Trust's Declaration of Trust, a person is not qualified to serve on the Board if such person:

owns, directly or indirectly, more than one percent 1% of the securities of, or acts as an officer, trustee, director, employee of or consultant for, or is otherwise affiliated with or controlled by, any real estate investment trust, or any other real estate company (a) that competes with the Trust for investments, (b) that is a major supplier of services to the Trust, or (c) in which the Trust has a significant financial interest, or any person who is an agent of, or is otherwise affiliated with or controlled by any such person.

The effect of this provision is to prohibit officers, directors or equity holders of entities that provide asset management services to the Trust from serving on the Board even though such persons may be most knowledgeable with respect to the Trust's assets. In this regard, Messrs. Ashner and Braverman, the Chief Executive Officer and Executive Vice President, respectively, of the Trust, are prohibited from serving on the Board because they are officers and equity holders of FUR Advisors, the entity that provides asset management services to the Trust. Further, the current provision restricts persons associated with investment advisors or companies that may own more than 1% of another real estate investment trust to serve as a Trustee even though such persons do not make the investment decisions for the people they advise or have any control with respect to investments by such real estate investment trusts or real estate companies themselves.

In order to permit the Board to have members who are "inside directors" as well as to permit persons who are affiliated with investment management companies that may hold non-controlling interests in competitive companies or service providers to sit on the Board, the Board has approved, subject to obtaining the consent of a majority in interest of the Common Shares, an amendment to the Trust's Declaration of Trust to modify the foregoing restriction. Regardless of whether or not this Proposal is approved, the Trust remains subject to the rules of the New York Stock Exchange which requires the Board to consist of a majority of "independent directors (trustees)" as defined by the New York Stock Exchange. Further, under the terms of the Exclusivity Agreement that Michael Ashner entered into with the Trust, so long as Mr. Ashner is the Chief Executive Officer of the Trust, substantially all real estate related transactions of which he becomes aware and which are not related to assets presently held by one of his affiliates must first be offered to the Trust. As a result, the potential for a conflict of interest with respect to potential investments by the Trust has been effectively eliminated.

Accordingly, your consent is sought to amend Section 8.10 of the Declaration of Trust to read in its entirety as follows:

"SECTION 8.10. TRUSTEE'S OTHER BUSINESS ACTIVITIES.

Each Trustee may from time to time for his own account engage in, or directly or indirectly be interested in, business activities of the types conducted or to be conducted by the Trust; provided however, that any person who owns, directly or indirectly, more than one percent 1% of the securities of, or acts as an officer, trustee, director, employee of or consultant for, or is otherwise affiliated with or controlled by, any real estate investment trust, or any other real estate company (a) that competes with the Trust for investments, (b) that is a major supplier of services to the Trust, or (c) in which the Trust has a significant financial interest, or any person who is an agent of, or is otherwise affiliated with or controlled by any such person, shall not be qualified to serve as a Trustee; provided, further, however, that the foregoing restriction shall not apply to (i) employees, officers, directors, equity holders or affiliates of any third party that is under contract to provide advisory services to the Trust pursuant to an agreement in form and substance substantially the same as that certain Advisory Agreement dated December 31, 2003, between the Trust and FUR Advisors, LLC or (ii) Trustees who (x) hold less than a 10% interest in such other real estate investments trust, (y) are not, nor is its affiliate, a member of the board of directors or involved in the management of such other real estate investment trust, and (z) do not, nor does its affiliate, exercise any rights with respect to investment decisions of such other real estate investment trust."

If the foregoing amendment to the Declaration of Trust ("Proposal No. 4") is approved by the requisite vote of Beneficiaries, it will permit the current executive officers of the Trust to sit on the Board, if so elected, as well as permit investment entities or accounts that are managed by Messrs. Berkowitz or Embry to hold non-controlling interests in entities that may be competitive with the Trust. If this Proposal is adopted, Messrs. Koenig and Queler have indicated that they will immediately resign from the Board and it is expected the Messrs. Ashner and Braverman will be elected to the Board. See "Executive Officers" above for biographical information relating to Messrs. Ashner and Braverman.

In order to adopt Proposal No. 4 a majority of the outstanding Common Shares needs to vote FOR this proposal on the enclosed Proxy Card. The Board of Trustees recommends that Beneficiaries vote FOR this proposal. The Board of Trustees, executive officers of the Trust and their affiliates, which collectively hold approximately 37.70% of the outstanding Common Shares, have indicated that they intend to vote for Proposal No. 4.

PROPOSAL NO. 5 – AMENDMENT TO DECLARATION OF TRUST TO ELIMINATE APPRAISAL REQUIRMENT

Section 11.16 of the Trust's Declaration of Trust provides that "the consideration paid for real property acquired by the Trust after its initial investment in the Union Commerce Building shall be based upon the value of the property to the Trust as determined by the Trustees on the basis of a real estate appraisal prepared by a qualified, disinterested, independent appraiser." The Board has determined that although obtaining an appraisal in certain circumstances may be advisable, the requirement to do so causes the Trust to incur an unnecessary cost and can have the effect of putting the Trust at a competitive disadvantage in bidding for real property as any purchase agreement will be conditioned upon the receipt of an appraisal. This condition, as well as the time it may take to obtain the appraisal, will, most likely, be looked at as a negative factor by sellers in determining whether to accept the Trust's offer or a third party's offer, as the seller can not be sure that the Trust can consummate the transaction.

In this regard, the Board has approved, subject to obtaining the consent of a majority in interest of the Common Shares, an amendment to the Trust's Declaration of Trust to delete in its entirety Section 11.16 of the Trust's Declaration of Trust.

In order to adopt the foregoing amendment to the Declaration of Trust ("Proposal No. 5") a majority of the outstanding Common Shares needs to vote FOR this proposal on the enclosed Proxy Card. The Board of Trustees recommends that Beneficiaries vote FOR this proposal. The Board of Trustees, executive officers of the Trust and their affiliates, which collectively hold approximately 37.70% of the outstanding Common Shares have indicated that they intend to vote for Proposal No. 5.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective December 31, 2003, the Trust entered into an Advisory Agreement with FUR Advisors, an affiliate of the Chief Executive Officer of the Trust. Pursuant to the terms of the Advisory Agreement, FUR Advisors is responsible for providing asset management services to the Trust and coordinating with the Trust's investor servicer and property managers. For providing these services, FUR Advisors is entitled to the following fees: (i) an asset management fee of 1% of the gross asset value of the Trust up to $100 million, .75% of the gross asset value of the Trust between $100 million and $250 million, .625% of the gross asset value of the Trust between $250 million and $500 million and .50% of the gross asset value of the Trust in excess of $500 million; (ii) property and construction management fees at commercially reasonable rates as determined by the independent Trustees of the Board; (iii) loan servicing fees (not exceeding commercially reasonable rates approved by a majority of the independent trustees) for providing administrative and clerical services with respect to loans made by the Trust to third parties; and (iv) an incentive fee equal to 20% of all distributions to the holders of Common Shares after December 31, 2003 in excess of the Threshold Amount (as defined below) increased by a return thereon of 7% per annum compounded annually. The Threshold Amount is equal to $71.3 million, increased by the net issuance price of all shares issued after December 31, 2003, and decreased by the redemption price of all shares redeemed after December 31, 2003. In addition, FUR Advisors is entitled to be reimbursed for up to $125,000 per annum for the costs associated with employees of FUR Advisors. In addition, the Trust has agreed to reimburse FUR Advisors for up to $125,000 per annum for the cost of retaining one or more asset managers dedicated to the Trust.

During the years ended December 31, 2003, 2002 and 2001, substantially all of the services for the Trust were provided by RE Systems. Neil Koenig, the then Interim Chief Financial Officer of the Trust and a Trustee, is the managing member of RE Systems. RE Systems received fees of $500,000, $500,000, and $600,000 from the Trust and FUMI for providing these services in each of 2003, 2002 and 2001, respectively. The Trust continues to retain RE Systems on a month to month basis to provide services to FUMI at a cost of $10,000 per month.

PERFORMANCE GRAPH

The following graph compares the cumulative return among the Common Shares, a peer group index, the NAREIT All Equity REIT Index and the Standard & Poor's 500 Stock Index, for the periods shown. The peer group consists of REITs with a diversity and other property focus and have a current market value as of March 3, 2004 of less than $750M. The Trust believes that this is a more accurate peer group than the NAREIT index which was previously used as a comparative group by the Trust. The quarterly changes for the periods shown in the graph are based on the assumption that $100 had been invested in the Common Shares and each index on December 31, 1998.

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
First Union RE Equity and Mortgage	100.00	87.91	66.31	61.58	50.14	60.84
S&P 500	100.00	121.11	110.34	97.32	75.75	97.51
NAREIT All Equity REIT Index	100.00	95.38	120.53	137.32	142.57	195.51
First Union Peer Group	100.00	91.61	79.33	103.04	130.10	165.10

BENEFICIARY PROPOSALS

Any Beneficiary proposals intended to be presented at the 2005 Annual Meeting of Beneficiaries must be received by the Trust for inclusion in the Trust's proxy statement and form of proxy relating to that meeting on or before November 17, 2004. In addition, under the Trust's By-laws, Beneficiaries must comply with specified procedures to nominate persons for election as Trustees or introduce an item of business at an annual meeting. Trustee nominations or an item of business to be introduced at an annual meeting must be submitted in writing and received by the Trust not less than 120 days in advance of an annual meeting. To be in proper written form, a Beneficiary's notice must contain the specific information required by the Trust's By-laws. A copy of the Trust's By-laws, which specifies the advance notice procedures, can be obtained from the Trust by request to the Secretary of the Trust. Any Beneficiary who wishes to submit a Beneficiary proposal, should send it to the Secretary, First Union Real Estate Equity and Mortgage Investments, 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114.

ANNUAL REPORT

Copies of our Annual Report for the fiscal year ended December 31, 2003 are being mailed to Beneficiaries of record on the Record Date together with this Proxy Statement.

MISCELLANEOUS

As of the date of this Proxy Statement, the Board does not know of any other matter to be brought before the Meeting. However, if any other matters not mentioned in the Proxy Statement are brought before the Meeting or any adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote proxies given in said form or otherwise act, in respect of such matters, in accordance with their best judgment.

The Trust has retained MacKenzie Partners, Inc. to aid in the solicitation of proxies. MacKenzie Partners, Inc. will receive a fee not to exceed $5,000, as well as reimbursement for certain out of pocket expenses incurred by them in connection with their services, all of which will be paid by the Trust. All of the costs and expenses in connection with the solicitation of proxies with respect to the matters described herein will be borne by the Trust. In addition to solicitation of proxies by use of the mails, Trustees, officers and employees (who will receive no compensation therefor in addition to their regular remuneration) of the Trust may solicit the return of proxies by telephone, telegram or personal interview. The Trust will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request instructions for voting the proxies. The Trust may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL OWNER OF COMMON SHARES ON THE RECORD DATE, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO CAROLYN TIFFANY, SECRETARY, FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS, 7 BULFINCH PLACE, SUITE 500, BOSTON, MA 02114.

It is important that proxies be returned promptly. Beneficiaries are, therefore, urged to fill in, date, sign and return the Proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.

By order of the Board of Trustees,
Carolyn B. Tiffany Secretary

March 15, 2004

Appendix A

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the Audit Committee (the "Committee") of the Board of Trustees (the "Board") of First Union Real Estate Equity and Mortgage Investments (the "Company"). The Committee shall review this charter on an annual basis, update it as appropriate, and submit it for the approval of the Board when updated. The Committee shall solely consist of three independent trustees. The members of the Committee shall be appointed by the Board. Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory or other compensatory fee from the Company and are not an affiliated person of the Company or its subsidiaries and meet the independence requirements of the New York Stock Exchange listing standards. All Committee members shall be financially literate and at least one member shall be a "financial expert", as defined by SEC regulations.

The Committee shall meet at least four times a year, or more frequently as circumstances require. The Committee may ask members of management, the independent or internal auditors or others to attend the meetings and provide pertinent information as necessary. In addition, management and a representative of the independent auditors will meet in person or telephonically with at least the "financial expert" on the Committee to review the Company's quarterly earnings in advance of each quarterly earnings release.

Purpose

The Committee shall provide assistance to the Board in fulfilling its oversight responsibility relating to the:

•	Preparation and integrity of the Company's financial statements (including the financial reporting process and the system of internal accounting and financial controls)

•	Qualifications, independence and performance of, and the Company's relationship with, its independent auditors

•	Performance of the Company's internal audit function

•	Company's compliance with its ethics policies and with legal and regulatory requirements

The Committee shall have such other functions as are provided by the New York Stock Exchange listing standards, the Securities and Exchange Commission and the federal securities laws.

It is the responsibility of the Committee to maintain free and open communication between the Committee, the independent auditors, the internal auditors and management of the Company.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the authority to engage independent counsel, accounting and other advisers at the expense of the Company as it determines necessary to carry out its duties.

While the Committee has the responsibilities set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies used by the Company. The independent auditors are responsible for auditing the Company's annual financial statements and for reviewing the Company's unaudited interim financial statements. It is not the duty of the Committee to assure the Company's compliance with its codes of conduct and compliance programs. The primary responsibility for these matters is with the Company's management.

Responsibilities

In addition to the purposes set forth above, the following are the principal responsibilities of the Committee:

Independent Auditors' Qualifications and Independence

1.	The Committee shall be directly responsible for the appointment and termination (subject, if applicable, to the beneficiaries' ratification), compensation and oversight of the work of the Company's independent auditors, including resolution of disagreements between management and the independent auditors regarding financial reporting. The Committee shall require the rotation of "audit partners" in accordance with applicable regulations under the securities laws. The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to the Chairman of the Committee in which case decisions taken are to be presented to the full Committee at its next meeting.

2.	At least annually, the Committee shall obtain and review a report by the Company's independent auditors describing the independent auditor's internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the Company.

3.	The Committee shall set establish hiring policies for partners or employees or former partners or employees of the independent auditors that meet the SEC regulations and New York Stock Exchange listing standards. The Committee shall approve in advance the hiring of any such individual.

Reporting and Disclosure to the Board of Trustees

4.	The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation or budgets. The Committee shall review the significant reports to management prepared by the internal auditors and management's responses to such reports.

5.	The Committee shall discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of the accounting and financial controls, disclosure controls and procedures, and including the Company's policies to discuss policies with respect to risk assessment and risk management and legal and ethical compliance programs.

6.	The Committee shall meet periodically with management, the internal auditors and the independent auditors in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

7.	The Committee shall receive information from management and the independent auditors as to the critical accounting policies and practices of the Company and alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and any major changes to the Company's accounting principles and practices.

8.	At such time as is required by applicable rules, the Committee shall review management's assertions on its assessment of the effectiveness of internal accounting controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertions.

9.	The Committee shall review with the independent auditors their reports on the annual and quarterly financial statements and all communications required of the independent auditors; and discuss with the independent auditors and management their assessment as to the quality and application of the Company's accounting principles, the reasonableness of significant judgments and the clarity of financial statement disclosures.

10.	The Committee shall review with management prior to release the Company's periodic earnings press releases and financial information, annual and quarterly financial statements and reports and guidance provided to analysts and rating agencies. The Committee may delegate responsibility for these reviews to a member of the Committee.

11.	The Committee shall regularly report its actions to the Board with such recommendations as the Committee may deem appropriate. The Committee shall recommend to the Board that the audited financial statement be included in the Company's annual report on Form 10K for filing with the Securities and Exchange Commission.

Other Matters

12.	The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters including the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

13.	The Committee shall investigate and respond to any instances or allegations of inappropriate behavior by management concerning questions of compliance with securities laws or inquiries as may be reported by legal counsel.

14.	The Committee will prepare its report to be included in the Company's annual proxy statement, as required by SEC regulations.

15.	The Committee shall conduct an annual performance evaluation of the Committee.

FIRST UNION REAL ESTATE EQUITY AND
MORTGAGE INVESTMENTS

PROXY FOR ANNUAL MEETING OF BENEFICIARIES
APRIL 15, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints Michael L. Ashner and Peter Braverman or either of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated below, all beneficial shares of common interest which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Beneficiaries (including all adjournments thereof) of FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS to be held on Thursday, April 15, 2004 at 2:00 P.M. at The Hilton Long Island/Huntington, 598 Broad Hollow Road, Melville, New York 11747.

▴   FOLD AND DETACH HERE   ▴

FIRST UNION REAL ESTATE EQUITY AND
MORTGAGE INVESTMENTS

PROXY FOR ANNUAL MEETING OF BENEFICIARIES
APRIL 15, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints Michael L. Ashner and Peter Braverman or either of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated below, all beneficial shares of common interest which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Beneficiaries (including all adjournments thereof) of FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS to be held on Thursday, April 15, 2004 at 2:00 P.M. at The Hilton Long Island/Huntington, 598 Broad Hollow Road, Melville, New York 11747.

▴   FOLD AND DETACH HERE   ▴

The Board of Trustees recommends a vote FOR all proposals.

(1)	ELECTION OF TRUSTEES

Bruce R. Berkowitz Arthur N. Queler	FOR all nominees	WITHHOLD AUTHORITY to vote for all nominees		(3) APPROVAL of the modification of the Declaration of Trust to eliminate the staggered terms of Trustees as set forth in the accompanying Proxy Statement.	FOR	AGAINST	ABSTAIN
Beneficiaries may withhold authority to elect any of the Trustees by writing the name of that Trustee in the space provided below.				(4) APPROVAL of the modification of the Declaration of Trust to modify the provision relating to Business Activities of Trustees as set forth in the accompanying Proxy Statement.	FOR	AGAINST	ABSTAIN
(2) APPROVAL of the appointment of auditors as set forth in the accompanying Proxy Statement.	FOR	AGAINST	ABSTAIN	(5) APPROVAL of the modification of the Declaration of Trust to eliminate the requirement to obtain an appraisal prior to investing in any real property as set forth in the accompanying Proxy Statement.	FOR	AGAINST	ABSTAIN

Dated: ______________________________________, 2004
Print Name ______________________________________
Signature ______________________________________
The proxy is authorized to transact such other business as may properly come before the meeting.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Beneficiary. If no direction is given, this proxy will be voted FOR items 1 and 2 and in the discretion of said proxy on any other matter which may come before the meeting or any adjournments thereof.
NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

▴   FOLD AND DETACH HERE   ▴

PLEASE MARK, DATE, SIGN AND
RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.